EXHIBIT 16.1


              [Chastang, Ferrrell, Sims & Eiserman, LLC letterhead]


                                  July 30, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

RE:    Cirilium Holdings, Inc. (Commission File No. 0-18184)
       ----------------------------------------------------------

Ladies and Gentlemen:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of Amendment No. 2 to the Current Report on Form 8-K of Cirilium Holdings, Inc. regarding the termination of the auditor-client relationship, to be filed with the Securities and Exchange Commission on or around July 30, 2004 and agree with the statements contained therein.


Very truly yours,

  /s/      Chastang, Ferrrell, Sims & Eiserman, LLC
           --------------------------------------------
           Chastang, Ferrrell, Sims & Eiserman, LLC
           Winter Park, Florida